Limited Power of Attorney
Section 16 (a) of the Securities and Exchange Act

Know all by these present, that the undersigned hereby makes, constitutes, and appoints each of the following employees of Starbucks Corporation
(the ?Company?)

Joshua C. Gaul 			Jessica Robinson
Bradley E. Lerman		Karri Russell
Jonathan Miner 			Molly Tran-Ly
Michael Payant 			Stephanie Tso

with full power and authority as hereinafter described on behalf of and in the name, place, and stead of the undersigned to:

(1) Prepare, execute in the undersigned?s and on the undersigned?s behalf, and submit to the U.S. Securities and Exchange Commission (the ?SEC?) a Form ID, including amendments thereto, and any other documents necessary or appropriate to enroll the undersigned in and obtain credentials (including codes or passwords) to enable the undersigned to submit and file documents, forms, and information required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the ?Exchange Act?) or any rule or regulation of the SEC via the Electronic Data Gathering and Retrieval (?EDGAR?) system or any successor filing system;

(2) execute for, and on behalf of, the undersigned, in the undersigned?s capacity as an officer and/or director of the Company, Forms 3, 4, and 5 relating to the Company in accordance with Section 16(a) of the Exchange Act the rules and regulations promulgated thereunder, and Forms 144 in accordance with Rule 144 under the Securities Act of 1933, as amended (the ?Securities Act?);

(3) do and perform any and all acts for, and on behalf of, the undersigned that may be necessary or desirable to prepare, complete and execute any such Forms 3, 4 or 5, or Forms 144, and any amendments thereto, or other required report and timely file such forms or reports with the SEC, and any stock exchange or similar authority as considered necessary or advisable under
Section 16(a) of the Exchange Act or Rule 144 of the Securities Act;

(4) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact?s sole discretion;

(5) act as an account administrator for the undersigned?s EDGAR account, including: (i) appointing, removing, and replacing account administrators, technical administrators, account users, and delegated entities; (ii) maintaining the security of Filer?s EDGAR account, including modification of access codes; (iii) maintaining, modifying, and certifying the accuracy of information on the undersigned?s EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T;

(6) cause the Company to accept a delegation of authority from the undersigned?s EDGAR account administrators and authorize the Company?s EDGAR account administrators pursuant to that delegated entity designation to appoint, remove, or replace users for the undersigned?s EDGAR account;

(7) seek or obtain, as the undersigned?s representative and on the undersigned?s behalf, information on transactions in the Company?s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to any attorney-in-fact and further approves and ratifies any such release of information;

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and power herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned hereby acknowledges that (a) the foregoing attorneys-in-fact are serving in such capacity at the request of the undersigned; (b) this Limited Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;
(c) any documents prepared and/or executed by any attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact, in their sole discretion, deems necessary or advisable;
(d) neither the Company nor any attorney-in-fact assumes (i) any liability for the undersigned?s responsibility to comply with the requirements of the Exchange Act or the Securities Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and (e) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned?s obligations under the Exchange Act or the Securities Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.

This Limited Power of Attorney shall supersede and revoke any Power of Attorney previously executed with respect to executing Forms 3, 4, and 5 and will remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, or Forms 144 with respect to the undersigned?s holdings of, and transactions in, securities issued by the Company, unless earlier revoked as to any attorney-in-fact by the undersigned in a signed writing delivered to such attorney-in-fact or to the chief legal officer of Starbucks Corporation.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of June, 2025.

By:/s/ Michael Grams
Name: Michael Grams

STATE OF WASHINGTON     )
                	) ss.
COUNTY OF KING  	)

On this 3rd day of June, 2025, I certify that I know or have satisfactory evidence that Michael Grams is the person who appeared before me, and said person acknowledged that he/she signed this instrument and acknowledged it to be his/her free and voluntary act for the uses and purposes mentioned in the instrument.

GIVEN UNDER my hand and official seal hereto affixed the day and year of this certificate written above.

/s/ Jessica J. Robinson

NOTARY PUBLIC, in and for the state of Washington, residing at: Lynnwood, Washington
My commission expires: 01-07-28
Print Name: Jessica J. Robinson

[notary seal]